Exhibit 10.38

NextGen Healthcare, Inc.
Performance Stock Award

Grant Notice
NextGen Healthcare, Inc. 2015 Equity Incentive Plan

NextGen Healthcare, Inc. (the “Company”), pursuant to its 2015 Equity Incentive Plan (formerly known as the Quality Systems, Inc. 2015 Equity Incentive Plan), as may be amended from time to time (the “Plan”), hereby grants to Participant the right to receive the Performance Stock Award set forth below (the “PSUs” or the “Award”).  This Award is subject to all of the terms and conditions as set forth herein and in the Performance Stock Award Agreement and the Plan, each of which are attached hereto and incorporated herein in their entirety.  Defined terms not explicitly defined in this Grant Notice but defined in the Plan shall have the same definitions as in the Plan.

Participant:
Grant Date:
Target Number of PSUs:
Performance Goals:

Except as otherwise set forth in the Agreement, Participant is eligible to Vest in and receive shares of Common Stock based upon the attainment by the Company of [●], as defined and set forth in Attachment II attached hereto, and satisfaction of continued status as a Service Provider, as set forth in Article 3 of the Agreement.

Performance Vesting:	The number of PSUs that become eligible to Vest shall be determined as set forth in Attachment II attached hereto.

Additional Terms/Acknowledgements:  The undersigned Participant acknowledges receipt of, and understands and agrees to, this Grant Notice, the Performance Stock Award Agreement and the Plan.  Participant further acknowledges that this Grant Notice, the Performance Stock Award Agreement and the Plan set forth the entire understanding between Participant and the Company regarding the award of Common Stock in the Company and supersede all prior oral and written agreements on that subject with the exception of awards previously granted and delivered to Participant under the Plan.

NextGen Healthcare, Inc		Participant:

By:		By:
	[NAME, TITLE]		[NAME]

Date:

Attachments:

Attachment I:	Performance Stock Award Agreement
Attachment II:	Performance Vesting Schedule
Attachment III:	NextGen Healthcare, Inc. 2015 Equity Incentive Plan, as amended

2

Attachment I

PERFORMANCE STOCK AWARD AGREEMENT

NextGen Healthcare, Inc.

2015 Equity Incentive Plan

Performance Stock Award Agreement

Pursuant to the Performance Stock Award Grant Notice (“Grant Notice”) and this Performance Stock Award Agreement (the “Agreement”) and in consideration of your past services, NextGen Healthcare, Inc. (the “Company”) has awarded you a performance stock award (collectively, the “PSUs” or the “Award”) under its 2015 Equity Incentive Plan (formerly known as the Quality Systems, Inc. 2015 Equity Incentive Plan), as may be amended from time to time (the “Plan”) with respect to the number of shares of the Company’s Common Stock subject to the Award indicated in the Grant Notice.  Except where indicated otherwise, defined terms not explicitly defined in this Performance Stock Award Agreement but defined in the Plan shall have the same definitions as in the Plan.

The details of your Award are as follows:

ARTICLE I.

GENERAL

1.1Defined Terms.  Wherever the following terms are used in this Agreement they shall have the meanings specified below, unless the context clearly indicates otherwise.  Capitalized terms not specifically defined herein shall have the meanings specified in the Plan and the Grant Notice.

(a)“Administrator” means the Board or a Committee or Committees to which the Board has delegated its authority to administer the Plan, pursuant to Section 2(c) of the Plan.

(b)“Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i)any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction.  Notwithstanding the foregoing, a Change in Control will not be deemed to occur (A) on account of the acquisition of securities of the Company directly from the Company, as applicable (B) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person that acquires the Company’s securities in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company, as applicable, through the issuance of equity securities, or (C) solely because the level of ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities owned by the Subject Person over the designated percentage threshold, then a Change in Control will be deemed to occur;

(ii)there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger,

consolidation or similar transaction, the shareholders of the Company, as applicable, immediately prior thereto do not own, directly or indirectly, either (A) outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving entity in such merger, consolidation or similar transaction or (B) more than fifty percent (50%) of the combined outstanding voting power of the parent of the surviving entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their ownership of the outstanding voting securities of the Company, as applicable, immediately prior to such transaction;

(iii)there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are owned by shareholders of the Company, as applicable, in substantially the same proportions as their ownership of the outstanding voting securities of the Company, as applicable, immediately prior to such sale, lease, license or other disposition; or

(iv)individuals who, on the date the Plan is adopted by the Board, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member will, for purposes of this Plan, be considered as a member of the Incumbent Board.

Notwithstanding the foregoing definition or any other provision of this Plan, the term Change in Control will not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company.

(c)“Separation from Service” means Participant’s “separation from service” from the Company within the meaning of Section 409A(a)(2)(A)(i) of the Code.

(d)“Service Provider” means an Employee, Consultant or Director of the Company.

(e)“Vest” or “Vested” means that, with respect to a PSU, both (i) the applicable Performance Goals have been achieved or deemed achieved pursuant to this Agreement and (ii) the continued service condition has been satisfied.

1.2Incorporation Of Terms Of Plan.  The PSUs are subject to the terms and conditions set forth in this Agreement and the Plan, which is incorporated herein by reference.  In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan will control.

Article II.

PSUs

2.1Grant of PSUs. The Company has granted the PSUs to Participant effective as of the grant date set forth in the Grant Notice (the “Grant Date”).  Each PSU represents the right to receive one share of Common Stock, as set forth in this Agreement.  Participant will have no right to the distribution of any share of Common Stock underlying a PSU until the time (if ever) such PSU has Vested.

2.2Unsecured Promise.  The PSUs will at all times prior to settlement represent an unsecured Company obligation payable only from the Company’s general assets.

Article III.

VESTING; FORFEITURE AND SETTLEMENT

3.1Performance-Based Right to Payment.  The Administrator shall determine the Company’s achievement of the applicable Performance Goals after the end of the TSR Performance Period, but no later than 60 days following the end of the TSR Performance Period (such date of determination, the “Vesting Date”).  Subject to Section 3.2 hereof, the number of PSUs that are earned shall be determined and shall Vest on such Vesting Date subject to Participant’s continued status as a Service Provider through the Vesting Date.

3.2Change in Control.  Notwithstanding Section 3.1 hereof, in the event that a Change in Control occurs at any time prior to the end of the TSR Performance Period, and Participant is a Service Provider as of immediately prior to such Change in Control, then a number of PSUs shall Vest as of immediately prior to such Change in Control determined  as the sum of: (i) the Funded PSUs, as determined (A) based on actual achievement of the Revenue goals for any fiscal year that is completed prior to such Change in Control and (B) based on the greater of (1) target performance with respect to the Revenue goals and (2) the Company’s actual achievement of the applicable Revenue goal(s) as measured by treating the trailing 12 months Revenues immediately prior to the Change in Control as Revenues for any fiscal year(s) that have not ended as of immediately prior to such Change in Control (such Funded PSUs determined pursuant to this clause (i), the “Change in Control Funded PSUs”) and (ii) the product of (x) the Change in Control Funded PSUs and (y) the 3-Year TSR Modifier Percentage as funded by the average Annual CAGR TSR as set forth in Attachment II.

3.3Forfeiture.

(a)Termination of Service.  Except as may be set forth in a written agreement between the Participant and the Company (which explicitly supersedes this Agreement), in the event that Participant experiences a termination of service for any reason prior to the Vesting Date, all of the PSUs shall thereupon automatically be forfeited by Participant as of the date of termination, and Participant’s rights in any such PSUs, shall thereupon lapse and expire.

(b)Failure to Achieve Performance Goals.  Any outstanding PSUs that are not earned due to the failure by the Company to achieve the Performance Goals (in whole or in part), including in connection with a Change in Control, shall automatically be forfeited by Participant as of the Vesting Date, and Participant’s rights in any such PSUs and such portion of the Award  shall thereupon lapse and expire.

3.4Settlement.

(a)The PSUs that Vest in accordance with this Agreement will be paid in shares of Common Stock within 30 days after the Vesting Date; provided, however, that such payment will occur no later than March 15 immediately following the Vesting Date.

(b)Notwithstanding the foregoing, the Company may delay any payment under this Agreement that the Company reasonably determines would violate applicable law until the earliest date the Company reasonably determines the making of the payment will not cause such a violation (in accordance with Treasury Regulation Section 1.409A-2(b)(7)(ii)), provided the Company reasonably believes the delay will not result in the imposition of excise taxes under Section 409A.

Article IV.

TAXATION AND TAX WITHHOLDING

4.1Representation.  Participant represents to the Company that Participant has reviewed with Participant’s own tax advisors the tax consequences of this Award and the transactions contemplated by the Grant Notice and this Agreement.  Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents.

4.2Tax Withholding.

(a)The Company shall withhold, or cause to be withheld, Shares otherwise vesting or issuable under this Award in satisfaction of any applicable withholding tax obligations.  The number of Shares which may be so withheld or surrendered shall be limited to the number of Shares which have a fair market value on the date of withholding no greater than the aggregate amount of such liabilities based on the minimum individual statutory withholding rates in Participant’s applicable jurisdictions for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such taxable income.

(b)Unless the tax withholding obligations of the Company and/or any Affiliate thereof are satisfied, the Company shall have no obligation to issue any stock certificates or uncertificated shares for such shares.

(c)Participant acknowledges that Participant is ultimately liable and responsible for all taxes owed in connection with the PSUs, regardless of any action the Company or any Subsidiary takes with respect to any tax withholding obligations that arise in connection with the PSUs.  Neither the Company nor any Subsidiary makes any representation or undertaking regarding the treatment of any tax withholding in connection with the awarding, vesting or payment of the PSUs or the subsequent sale of shares of Common Stock.  The Company and the Subsidiaries do not commit and are under no obligation to structure the PSUs to reduce or eliminate Participant’s tax liability.

4.3Section 409A.

(a)To the extent applicable, this Agreement shall be interpreted in accordance with Section 409A, including without limitation any such regulations or other guidance that may be issued after the effective date of this Agreement.  Notwithstanding any other provision of the Plan, the Grant Notice or this Agreement, if at any time the Administrator determines that the PSUs (or any portion thereof) may be subject to Section 409A, the Administrator shall have the right in its sole discretion (without any obligation to do so or to indemnify Participant or any other person for failure to do so) to adopt such amendments to the Plan, the Grant Notice or this Agreement, or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Administrator determines are necessary or appropriate for the PSUs to be exempt from the application of Section 409A or to comply with the requirements of Section 409A.

(b)All payments of nonqualified deferred compensation subject to Section 409A to be made upon a termination of employment or service under this Agreement may only be made upon Participant’s Separation from Service.

(c)Any right under this Agreement to a series of installment payments shall be treated as a right to a series of separate payments.  Notwithstanding anything to the contrary in this Agreement, no amounts shall be paid to Participant under this Agreement during the six-month period following Participant’s Separation from Service to the extent that the Administrator determines that Participant is a

“specified employee” (within the meaning of Section 409A) at the time of such Separation from Service and that paying such amounts at the time or times indicated in this Agreement would be a prohibited distribution under Section 409A(a)(2)(B)(i) of the Code.  If the payment of any such amounts is delayed as a result of the previous sentence, then on the first business day following the end of such six-month period (or such earlier date upon which such amount can be paid under Section 409A without being subject to such additional taxes), the Company shall pay to Participant in a lump-sum all amounts that would have otherwise been payable to Participant during such six-month period under this Agreement.

Article V.

OTHER PROVISIONS

5.1Administration.  The Administrator shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan and this Agreement as are consistent therewith and to interpret, amend or revoke any such rules.  Without limiting the generality of the foregoing, all determinations, interpretations and assumptions relating to the calculation and payment of the PSUs (including, without limitation, determinations, interpretations and assumptions with respect to Revenue and TSR calculations) shall be made by the Administrator.  All actions taken and all interpretations and determinations made by the Administrator in good faith shall be final and binding upon Participant, the Company and all other interested persons.

5.2Adjustments.  Participant acknowledges that the PSUs, the shares of Common Stock subject to the PSUs and the Performance Goals are subject to adjustment, modification and termination in certain events as provided in this Agreement and the Plan.  The Administrator shall also have the exclusive authority, in its reasonable discretion, to make proper adjustments and/or modifications to one or more Performance Goals in the event of any extraordinary, unusual or infrequent events or occurrences, or changes in accounting principles or applicable law, affecting a Performance Goal that the Administrator determines have an unintended effect on the calculation of the Performance Goals.

5.3Performance Stock Award. This Award shall constitute a Performance Stock Award for purposes of the Plan.

5.4Notices.  Any notice to be given under the terms of this Agreement to the Company must be in writing and addressed to the Company in care of the Company’s Secretary at the Company’s principal office or the Secretary’s then-current email address or facsimile number.  Any notice to be given under the terms of this Agreement to Participant must be in writing and addressed to Participant at Participant’s last known mailing address, email address or facsimile number in the Company’s personnel files.  By a notice given pursuant to this Section, either party may designate a different address for notices to be given to that party.  Any notice will be deemed duly given when actually received, when sent by email, when sent by certified mail (return receipt requested) and deposited with postage prepaid in a post office or branch post office regularly maintained by the United States Postal Service, when delivered by a nationally recognized express shipping company or upon receipt of a facsimile transmission confirmation.

5.5Titles.  Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

5.6Conformity to Securities Laws.  Participant acknowledges that the Plan, the Grant Notice and this Agreement are intended to conform to the extent necessary with all applicable laws and, to the extent applicable laws permit, will be deemed amended as necessary to conform to applicable laws.

5.7Successors and Assigns.  The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement will inure to the benefit of the successors and assigns of the Company.  Subject to the restrictions on transfer set forth in this Agreement or the Plan, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

5.8Limitations Applicable to Section 16 Persons.  Notwithstanding any other provision of the Plan or this Agreement, if Participant is subject to Section 16 of the Exchange Act, the Plan, the Grant Notice, this Agreement, the PSUs will be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3) that are requirements for the application of such exemptive rule.  To the extent applicable laws permit, this Agreement will be deemed amended as necessary to conform to such applicable exemptive rule.

5.9Agreement Severable.  In the event that any provision of the Grant Notice or this Agreement is held illegal or invalid, the provision will be severable from, and the illegality or invalidity of the provision will not be construed to have any effect on, the remaining provisions of the Grant Notice or this Agreement.

5.10Limitation on Participant’s Rights.  Participation in the Plan confers no rights or interests other than as herein provided.  This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and may not be construed as creating a trust.  Neither the Plan nor any underlying program, in and of itself, has any assets.  Participant will have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the PSUs, and rights no greater than the right to receive cash or the shares of Common Stock as a general unsecured creditor with respect to the PSUs, as and when settled pursuant to the terms of this Agreement.

5.11Not a Contract of Employment.  Nothing in the Plan, the Grant Notice or this Agreement confers upon Participant any right to continue in the employ or service of the Company or any Subsidiary or interferes with or restricts in any way the rights of the Company and its Subsidiaries, which rights are hereby expressly reserved, to discharge or terminate the services of Participant at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between the Company or a Subsidiary and Participant.

5.12Choice of Law.  The interpretation, performance and enforcement of this Agreement shall be governed by the law of the state of California without regard to such state’s conflicts of law rules.

5.13Counterparts.  The Grant Notice may be executed in one or more counterparts, including by way of any electronic signature, subject to applicable law, each of which will be deemed an original and all of which together will constitute one instrument.

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Attachment II

PERFORMANCE VESTING SCHEDULE

Attachment III

NEXTGEN HEALTHCARE, INC.

2015 EQUITY INCENTIVE PLAN